EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Durango & Silverton Narrow Gauge Railroad Company


We hereby consent to the use in the Prospectus constituting a part of this Post Effective Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated April 8, 1997, relating to the financial statements of the Durango & Silverton Narrow Gauge Railroad Company, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                             /s/ BDO SEIDMAN, LLP
                                             ----------------------
                                             BDO Seidman, LLP


Orlando, Florida
June 23, 1997